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                                                                   Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-94763, 333-35972, 333-35974) of California Community
Bancshares, Inc. of our report dated February 23, 1999, on the consolidated statements of operations, comprehensive income(loss), changes in stockholder's equity, and cash flows for the year ended December 31, 1998 of California Financial Bancorp (formerly Belvedere Bancorp) and subsidiaries, appearing in the Annual Report on Form 10-K of California Community Bancshares, Inc. for the year ended December 31, 2000.


Deloitte & Touche LLP

Los Angeles, California
March 23, 2001